UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   June 30, 2009

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AMBIENT CORPORATION

(Exact name of registrant as specified in its charter)

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Delaware	0-23723	98-0166007
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

79 CHAPEL STREET, NEWTON,

MASSACHUSETTS, 02458]

(Address of Principal Executive Office) (Zip Code)

(617)- 332-0004

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 30, 2009, Ambient Corporation (the “Company”) extended the expiration date for (i) the outstanding Class A common Stock purchase warrants (hereinafter, the “Class A Warrants”), issued by the Company in May 2006 which are exercisable in the aggregate for 33,333,333 shares of the Company’s common stock par value $0.001 per share (“Common Stock), (ii) outstanding warrants originally issued to a placement agent and which are exercisable for 3,333,333 shares of Common Stock and (iii) certain other warrants exercisable for 100,000 shares of Common Stock, to August 31, 2009 (from June 30, 2009). In addition, during the extended period, the exercise price of these warrants will be reduced to $0.15 per share (from $0.20 per share). Each of these warrants, as originally issued, entitled the holder to purchase one share of the Company’s common stock at a price of $0.20 per share through June 30, 2009.

Except as modified, all of the terms and conditions contained in the applicable Warrant instruments, except for the ‘cashless exercise’ provisions, will continue in full force and effect during the extension period. No other changes were made with respect to the terms and conditions of these Warrants.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS.

(d)

Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMBIENT CORPORATION

By:	/s/ JOHN JOYCE
John Joyce
Chief Executive Officer

Date: July 2, 2009

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